AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON  JULY 24, 2000
                           REGISTRATION NO. 333-42036


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                ----------------

                                    FORM SB-2

                                AMENDMENT NO. 1.


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           THE VERMONT WITCH HAZEL CO.


               VERMONT                 6770                        95-40272
   (State of                  (Primary Standard Industrial     (I.R.S.  Employer
  incorporation)               Classification Code Number)      Identification
                                      No.)

             4415 PONCA AVENUE, TOLUCA LAKE, CA 91602, 818 766-4640
(Address and telephone number of principal executive offices and principal place of business)
      DEBORAH DUFFY, 4415 PONCA AVENUE, TOLUCA LAKE, CA 91602, 818 766-4640
            (Name, address and telephone number of agent for service)


                                   Copies to:
                         Law Offices of Lance Kerr, Esq.
                           8833 Sunset Boulevard #200
                            West Hollywood, CA 90069
                                 (310) 289-4947


     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


CALCULATION  OF  REGISTRATION  FEE
Title of Each Class of   Dollar  Amount    Proposed Maximum     Proposed Maximum
Securities  to  be                         Securities to be     Offering Dollar
Registered                                 Registered           Amount

Common  Stock,  par value  $2.00           250,000 shares       $500,000

Proposed Minimum Offering  $250
(Shares  may  only  be  purchased  in  increments  of  125  shares)

Amount  of  Registration  Fee    $132

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ "RISK FACTORS", BEGINNING ON PAGE 6, WHICH DESCRIBES CERTAIN FACTORS WHICH SHOULD BE CAREFULLY CONSIDERED BEFORE YOU PURCHASE ANY SHARES.
YOU  SHOULD  PURCHASE  SHARES  ONLY  IF  YOU  CAN  AFFORD  A  COMPLETE  LOSS.
                                                       INITIAL  PUBLIC  OFFERING
                                                               PROSPECTUS

                           The Vermont Witch Hazel Co.
                           250,000 SHARES OF COMMON STOCK
                                 $2.00 PER SHARE

We manufacture and distribute all natural skin care products for people and all natural pet care products for horses, dogs and cats.
     We, The Vermont Witch Hazel Company, present this prospectus for the offer and sale of up to 250,000 shares of our common stock.
     We currently have no public market for our shares. We expect our common stock will be traded on the over-the-counter market maintained by members of the National Association of Securities Dealers, Inc. after this registration statement is declared effective.
     After our shares are registered we may offer and sell the shares directly. No broker-dealers are anticipated to be involved in the sale of the securities. We reserve the right to accept or reject, in whole or in part, any proposed purchase of the shares.
     We will be self underwriting this offer. The offering will end 90 days from the effective date of registration.
     We anticipate further expenses related to the offering including registration fees, federal taxes, state taxes and fees, trustees' and transfer agents' fees, legal, accounting, printing and or listing fees not yet determined.

THE  OFFERING

There will be a maximum of 250,000 shares offered for sale in minimum increments of 125 shares at the price of $2.00 per share which is $250.00 per increment.
                      PER  SHARE             TOTAL
                      ----------             -----
Public  Price         $2.00  per  share      $500,000
Commissions            0
Proceeds  to
The  Vermont
Witch  Hazel  Co      $250  per  increment   $500,000

           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                  Date of the prospectus is September 21, 2000

                              AVAILABLE INFORMATION
     Once this registration statement becomes effective we will file annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission (SEC).
We will send reports and financial statements to security holders on an annual basis within 90 days of our fiscal year end.
If you have received a prospectus and would like a copy of any of the information the prospectus referred to, we will provide you with the address (including title or department) and telephone number of the person to contact for a free copy of the information.

                                     Page 2.

                                TABLE OF CONTENTS
                                     PART I

250,000  Shares  of  Common  Stock                                            1
Summary  of  Information                                                      4
Risk  Factors                                                                 6
Use  of  Proceeds                                                             8
Determination  of  Offering  Price                                           10
Dilution                                                                     10
Selling  Security  Holders                                                   11
Plan  of  Distribution                                                       11
Legal  Proceedings                                                           12
Directors,  Executive  Officers,  Promoters  and  Control  Persons           12
Security  Ownership  of  Certain  Beneficial  Owners  and  Management        13
Description  of  Securities                                                  14
Interest  of  Named  Experts  and  Counsel                                   14
Disclosure  of  Commission's  Position  of
    Indemnification  for  Securities  Act  Liabilities                       14
Organization  Within  Last  Five  Years                                      15
Description  of  Business                                                    15
Management's  Discussion  and  Analysis  or  Plan  of  Operation             18
Illustrations                                                    I-1  to  I  -3
Description  of  Property                                                    19
Certain  Relationships  and  Related  Transactions                           19
Market  for  Common  Equity  and  Related  Stockholder  Matters              20
Executive  Compensation                                                      20
Index  to  Consolidated  Financial  Statements                               20
Changes  In  and  Disagreements  With  Accountants
     on  Accounting  and  Financial  Disclosure                              21



       PART  II
Indemnification  of  Directors  and  Officers                                22
Other  Expenses  of  Issuance  and  Distribution                             22
Recent  Sales  of  Unregistered  Securities                                  22
Exhibits                                                                     24
Undertakings                                                                 24
Signatures                                                                   26

                      SUMMARY INFORMATION AND RISK FACTORS

SUMMARY

You should read the following summary together with the more detailed information regarding our company. The proposed shares we are selling by this registration are common stock. Our current financial statements and accompanying notes appear elsewhere in this Prospectus.

     We  are  a  Vermont  corporation that manufactures all natural (human) skin
care  and  natural  pet  care  products.   We  have  two  web  sites:
www.vermontwitchhazel.com  and  www.veterinarywitchhazel.com.   We  were
incorporated in 1994 for the purpose of manufacturing all natural, witch hazel-based skin care products. In March of 1999 we added a line of all natural pet care products with the brand name of Tested on Humans. Both lines were designed for natural foods and health stores and Internet sales. Our current expansion plans requires us to change both front and back labels on all products, increase inventory and begin a new strategic marketing plan that will help place our products in mass market chains. The estimated cost of all phases of this strategy is approximately $500,000. We hope to raise this through a public offering of our stock.

     Two hundred fifty thousand (250,000) shares of our unissued common stock are being registered and offered for sale in this initial public offering. The 250,000 shares will represent twenty-one point seven percent (21.7%) of the number of issued and outstanding shares of our common stock as of the date of this prospectus. Our company is not profitable as of the date of this prospectus. There is no guarantee that even if all the monies are raised and all phases of the strategy are completed that we will become financially profitable.

OFFERING  OF  SHARES
     Shares  Offered  -  250,000  common  shares sold only in increments of 125.
     Minimum  Number  of  Shares  to  be  Sold  -  No  Minimum
     Maximum  Number  of  Shares  to  be  sold  -  250,000
     Share Sales consist of increments of 125 shares of common stock Price - $2.00 per Share
     Shares  Outstanding  Prior  to  Offering  -  1,149,850


     USE  OF  PROCEEDS:
                         Legal
                         Administrative  Assistant  &  Secretarial
                         Marketing  &  Travel  Expense
                         Facilitate  Strategic  Alliance  Group
                         Design  &  Printing
                         Office  Leasehold
                         Misc.  Supplies
                         Shareholder  Releases  -  Mail
                         General  Mail  -  incl.  Courier  Services
                         Phones/Fax/Internet
                         Public/Investor  Relations
                         Office  Equipment;  lease/purchase
                         Financial  Conferences/Seminars
                         Advertising  &  Brochures
                         Web  Site  Design  and  Hosting
                         Accounting



ADDRESS  AND  PHONE  NUMBER:
          Our  main  office  is  located  at  4415 Ponca Avenue, Toluca Lake, CA
91602.   We  also  sublease warehouse space in Glendale, CA and Simi Valley, CA.
Telephone  number  is  818  766-4640.

RISK  FACTORS

     In addition to the other information in this prospectus, you should consider the following risk factors in evaluating our business and our potential future prospects before purchasing any shares of our common stock.

HISTORY  OF  OUR  OPERATIONS

     We were incorporated August 3, 1994 and have been operating a skin care manufacturing business sinceApril, 1995. In October 1995 a 120+ store chain, purchased our Face Pads to resell in their stores. Three more products were added the following year. The relationship lasted three years.
     Our products are currently in selected Longs Drugs in California and Oregon, as well as independent health stores nationwide. The Longs stores are considered "test stores" because the sales generated in them will determine whether we will be placed in all 400 Longs Drugs.
      In  1996  we  opened  two  Vermont  Witch  Hazel Co. General Stores.   The
Vermont store was company-owned. The California store was independently licensed and owned by two of our shareholders. We used these stores to introduce our products and test the response to new products. We continued to manufacture the products that were well received. Those that were not well received were discontinued. The stores were closed in 1999 when the lease on the California store expired. At that time we felt we had enough products to represent a well rounded, saleable line of skin care (eleven products) and a marketable pet care line (four products).
     In October, 1999 we launched a web site for both our skin care and pet care products. We separated them into two sites in February, 2000. Both sites have online stores so we can sell directly to the public. Although the web sites themselves show a profit, the overall expenses of the company are far greater than the income from the web sites. In order to grow our sales to the amount necessary to show an overall profit, we will have to advertise the web sites through print ads, direct mail and email campaigns.

MARKETING  UNCERTAINTIES  REGARDING  FUTURE  CONTRACTS
At this time we do not have a contract with any mass market chain to sell our products. Contracts with chains like Longs Drugs are an essential part of our growth plan. The buyers for Longs Drugs have told us they will not purchase our products for chain-wide distribution until our test store sales improve, we update our labels, and we agree to support our products with a minimal amount of advertising. We need additional capital to do this. A portion of the proceeds from this offering has been budgeted for these expenses (see #4 Use of Proceeds), but there is no guaranty that even if we change our labels, replace our inventory and advertise, Longs Drugs, or any other chain, will enter into a contract with us to purchase our products for resale throughout their chain.

INCOMPLETE  RESEARCH  ON  THE  FEASIBILITY  OF  OUR  EXPANSION
Our management has not yet done a feasibility study of this project. Our management's expansion plan is based solely on our own limited experience with the company to date. There is no guarantee that we have exercised good judgement in the feasibility of this project and there is no data to support our reliance on this form of advertising and expansion.

OUR  KEY  PERSONNEL  IS  IMPERATIVE  FOR  OUR  SUCCESS
We are highly dependent upon the services of Deborah Duffy, President, CEO and Director. The loss of her services from the management team would greatly affect the conduct of our business and the quality of our proposed ventures. Ms. Duffy has formulated the company's proprietary products, designed the labels and the logos for all the company's products, and is the only full time employee. Management presently maintains a $500,000 key man life insurance policy on Ms. Duffy, but it would be extremely difficult to find a replacement for her should she decide to leave the company.

COMPETITION  IN  OUR  AREA  OF  SKIN  CARE.
Witch hazel has been a medicine cabinet staple for decades, but lost favor shortly after World War II. It became "old fashioned." There has been a resurgence in its popularity in the last few years and it is now being used as an ingredient in the random over-the-counter creams, lotions, and cleansers of many different companies. We feel our company is unique in that we use witch hazel as a base ingredient in every product we manufacture. The idea of having one common ingredient make up an entire line of products is unusual but not unheard of. There are skin care lines made with a base of aloe vera mixed with other ingredients. At this time there are no other complete lines of (human) skin care or natural pet care using witch hazel. There is no guarantee that competitors from another segment of the industry, with considerable financial holdings and influence, will not try to duplicate these products.

TENUOUS  NATURE  OF  FUTURE  CONTRACTS  AND  DISTRIBUTION  OF  OUR  PRODUCTS.
We currently distribute our own products along with a small local distributor for health food stores in Southern California, Arizona, Washington and Oregon. As mentioned earlier, we are in a number of test stores for Longs Drugs, but there is no assurance we will be chosen by the corporate office for distribution in all 400 Longs Drug stores. It will be more difficult for us to reach our projected goals and/or be picked up by other chains without full distribution in Longs.
Part of our marketing plan relies on further distribution through companies and product representatives who specialize in mass market chains. Reliance upon distribution companies and/or retailers can subject us to a number of special risks, including the inability of one or more distributors to properly remit funds to us. Distribution companies tend to limit their lines of products to those with a known sales history and are reluctant to carry new unproven products. For this reason it may be difficult to place our products with a national distribution company and we may have to continue to distribute our products ourselves.

THE  COMPANY  IS  SELF  UNDERWRITING  THE  OFFERING.
We may not be able to sell all or even a significant portion of our shares because we are self-underwriting this offering.

FORWARD  LOOKING  STATEMENTS.
The discussions and information in this registration statement contain both historical and forward-looking statements. The forward-looking or projected statements regarding our financial condition, operating results, business prospects or any other aspect of the company may differ materially from actual results.

We have attempted to identify, in context, certain of the factors we believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including adverse economic conditions, intense competition, entry of new competitors, adverse federal, state and local government regulation, inadequate capital, unexpected costs, lower revenues, net income prices, failure to obtain new customers. There is further risk of litigation and administrative proceedings involving ourselves, the possible acquisition of new businesses that do not perform as anticipated, the possible fluctuation and volatility of our operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this registration statement or in other reports we may have issued.

INDEPENDENT AUDITOR INDICATES DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN
In our audited financials our independent auditor expresses doubt as to whether we can continue as a going concern if we do not raise additional capital and develop sufficient revenue to become profitable. Please review our audited financials thoroughly for more information.

POSSIBILITY  OF  NOMINAL  OR  NO  PROCEEDS  FROM  THIS  OFFERING
There is a substantial possibility that little or no proceeds will be raised from this offering. If we do not raise at least 10% of our offering, we would be precluded from manufacturing new products and labels and our plans for marketing and advertising campaigns would be seriously curtailed. We would have to borrow the necessary working capital and advertising money to promote our sales in the Longs Drugs test stores and the sales on our web site sales. It is likely we would borrow from our current shareholders, as we have done in the past, to procure the most advantageous interest rates and payment schedules.


                                 USE OF PROCEEDS
     Our shares have never been publicly traded. Our shares are considered penny stock. The Securities and Exchange Commission defines a "penny stock" as any stock with a market price of less than $5.009 per share or an exercise price of less than $5.00 per share. If you purchase our stock from this offering, we are required to give you a disclosure statement regarding the penny stock market. The statement is prepared by the Commission. The Commission also requires us to disclose the current price of our stock and any commissions payable to Broker/Dealers or our registered representatives. You will be sent monthly statements disclosing recent price information for any penny stock held in your account as well as information on the limited market for penny stocks. These penny stock restrictions will not apply to us if our securities are listed on the National or regional NASDAQ Market System(s) and we continually provide current price and buying information or meet certain minimum financial criteria. If we are not listed we will continue to be subject to Section 15(b)(6) of the Exchange Act which governs these penny stock restrictions and it may have an adverse effect on the marketability of our stock.
The net proceeds, if the maximum shares are sold from this offering, are to be prioritized in the following way.

LABELS:
Five 8 oz products will need front and back labels. The cost of both front and back labels, in orders of a minimum of 25,000 each, will cost $6,440. Two products require silk screening on tubes at a cost of forty-six cents each. Twenty-five thousand of each product will cost $23,000. Four soap flavors require four separate boxes at a cost of fourteen cents each. Twenty-five thousand boxes of each flavor (scent) will cost a total of $15,000. Two products require a wrap label at a cost of seven cents each. Twenty-five thousand each of the wrap labels will cost $3,950. TOTAL COST FOR ALL LABELS WILL BE $48,400.
INVENTORY:
We will require new inventory of at least ten thousand each of all items once the new labels have been manufactured and delivered. APPROXIMATE TOTAL COST
FOR  NEW  INVENTORY  IS  $266,000.
ADVERTISING:
We are planning an extensive opt-in email and catalog campaign. We currently furnish black and white catalogs per customer request. Using proceeds from the offering, we will begin a new direct mail campaign for an updated color version of the catalog. Opt-in email costs approximately two thousand five hundred dollars ($2,500) per 10,000 names which includes tracking information, and shows a return of 5 to 10%. Direct mail is cheaper but has a lesser return of approximately 1 to 5%. COSTS OF NEW CATALOGS, EMAIL AND DIRECT MAIL WILL TOTAL APPROXIMATELY $100,000.
Operating  Capital:
Until we have finished our initial advertising campaigns, we will need supplemental operating capital of approximately $6,000 per month. SIX MONTHS OF SUPPLEMENTAL OPERATING CAPITAL WOULD BE $36,000.
 In the event only 50% of the shares are sold there are certain expenses which will remain the same. They are our filing fee, accounting fees and expenses, legal fees and six months of operating capital. We would cut our advertising and new inventory to less than half and only produce 15,000 labels for each product. The budget for miscellaneous expenses, printing fees, and costs for Transfer Agent, phones, fax, etc. would also be halved. The following two tables illustrate our use of proceeds if all our shares are sold and if 50% of our shares are sold.



USE  OF  PROCEEDS  IF  ALL  SHARES  ARE  SOLD:
Securities  and  Exchange  commission  Filing  Fee                      $    132
Accounting  Fees  and  Expenses                                         $  5,000
Legal  Fees  and  Expenses                                              $ 45,000
Printing  and  Engraving                                                $  3,868
Fees  of  Transfer  Agent  and  Registrar                               $  2,000
Phones,  Fax,  Internet                                                 $  1,500
Miscellaneous                                                           $  2,500
Labels                                                                  $ 48,400
Inventory                                                               $255,600
Operating  Capital                                                      $ 36,000
Advertising                                                             $100,000
                                                                        --------
TOTAL                                                                   $500,000

USE  OF  PROCEEDS  IF  50%  OF  SHARES  ARE  SOLD
Securities  and  Exchange  commission  Filing  Fee                      $    132
Accounting  Fees  and  Expenses                         .               $  5,000
Legal  Fees  and  Expenses                                              $  45,00
Printing  and  engraving                                                $  1,868
Fees  of  Transfer  Agent  and  Registrar                               $  1,000
Phones,  Fax,  Internet                                                 $    750
Miscellaneous                                                           $  1,250
Labels                                                                  $  2,420
Inventory                                                               $105,330
Operating  Capital                                                      $ 36,000
Advertising                                                             $ 50,000
                                                                         -------
TOTAL                                                                   $250,000


Should we sell only a nominal number of shares our first priority would be to advertise our existing web sites in email campaigns and print ads such as women's magazines and teen magazines. We would not manufacture any new labels or new inventory. Focusing on the web sites, which only cost about $86.00 per month to maintain, is the most cost effective way to increase our income to cover expenses until we can raise the money to update our inventory. The inventory we have (with the old labels) is fully paid and we can sell it at full retail on the Internet rather than discounting to distributors or selling it wholesale. We currently maintain over $100,000 (our cost) in inventory in our warehouses which can be used for web site sales. The labels are not appropriate for mass market, but they are appropriate for Internet sales. Our profit on Internet sales is at least twice the profit of wholesale and three times the profit of sales to distributors. There is enough inventory in the warehouses to cover company expenses for approximately two years if it is sold at the rate of $10,000 (retail) per month.
If the offering is unsuccessful and we sell no shares or only a few shares, we will not be able to do any advertising until sales grow enough through word of mouth, referrals and our own email list to make the company profitable. We may have to borrow money from our stockholders to manage the expenses until then.

                         DETERMINATION OF OFFERING PRICE
     In determining the price for our public offering we took many factors into consideration. Although there is no public market for our stock, we have privately sold stock to our shareholders at a price in excess of $2.00 per share. Should all shares be sold in the public offering there will be less than 1,400,000 shares outstanding. We have no long-term debt.

                                    DILUTION
     Any and all stock purchased by our management was purchased at the same price as that offered to shareholders. The private offering and two of the three amended offerings have sold at different prices, but whenever management purchased their shares they did so at the same price as the shareholders were paying.
This offering involves a dilution of net tangible value of $107,323 at, April 30, 2000, to the existing shareholders. Assuming the maximum amount of units offered are sold the following table shows the dilution of pro forma, net tangible book value of $607,323, at April 30, 2000, to persons who purchase to this offering.

Assumed  initial  public  offering  price  per  share                     $2.00
Pro  forma  net  tangible  book  value  per  share
              as  of  April  30,  2000                                    $0.09
Pro  forma  increase  attributable  to  new  investors                    $0.34
Pro  forma  net  tangible  book  value  per
              Share  after  the  offering                                 $0.43
Pro  forma  dilution  per  share  to  new  investors                      $1.57


Total shares to be issued and outstanding when all units are sold: 1,399,850 Shares 100%

The following table summarizes the total number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and by new investors, in each case based upon the number of shares of common stock outstanding as of April 30, 2000

                         SHARES  PURCHASED   TOTAL CONSIDERATION  AVERAGE  PRICE
                                                                  PER  SHARE
                         Number    Percent   Amount     Percent
                         --------------------------------------

Existing  stockholders  1,149,850   82.1%    $584,292    54.8%    $0.51
New  Investors            250,000   17.9%    $500,000    45.2%    $2.00
                       ----------   -----    --------    -----
            Total       1,399,850   100%     $1,084,292  100%

                            SELLING SECURITY HOLDERS
     There  are  no  current shareholders of this company who are offering their
own  shares  up  for  sale.   The shares being offered belong to our company and
have  never  been  purchased,  sold  or  offered  before.


                              PLAN OF DISTRIBUTION
     This prospectus relates to the offer and sale of up to 250,000 shares of our common stock. We have registered the shares for sale to provide us with additional capital and freely tradeable securities. The shares have never been offered before. None of the shares are owned by current shareholders. Our company will receive any proceeds from the sale of these shares and we will use these proceeds as outlined in ITEM 4., USE OF PROCEEDS. The shares are being offered in minimum increments of 125 shares at $2.00 per share for a total minimum investment of $250.00 per purchaser.
We plan to distribute the shares solely through our officers and directors, Deborah Duffy, Peter C. Cullen and Rachel Braun. In doing so, we will rely on Exchange Act Rule 3a 4-1 which permits officers and directors to sell securities without registering as brokers/dealers under certain circumstances. This offering is self underwritten. No company has been engaged as an underwriter. No person who will be selling stock (Deborah Duffy, Rachel Braun and Peter Cullen) will be receiving commissions and no person selling stock is a disqualified person as defined in Rule 3a4-1 of the Securities Act of 1933. We will use our email list to announce our public offering to customers who live in states in which we have been approved to sell our stock.


                                LEGAL PROCEEDINGS
     We are not a party to any pending litigation nor are we aware of any threatened legal proceeding.


DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS.
DIRECTORS  AND  OFFICERS
The  directors  and  officers of The Vermont Witch Hazel Company are as follows:

     NAME                    AGE                    POSITION
--------
 Deborah  Duffy              57                     President,  CEO,  Dir

 Rachel  Braun               29                     Secretary,  Director

 Peter  C.  Cullen           58                     Director


     Deborah Duffy Ms. Duffy has served as President, CEO and a director since our incorporation in August of 1994. Ms. Duffy has been compensated for her services to us during the fiscal years ended December 31, 1997, 1998, 1999 as revenues allowed. Directors are not paid for their services.

Rachel Braun Ms. Braun has served as a director since October of 1997. She was Director of Copyrights at BUG Music from 1990 to May of 1998. In May of 1998 she started her own bookkeeping business and has been hired as an independent bookkeeper for us from that date forward.

Peter C. Cullen Mr. Cullen is one of the premier voice-over specialists in Hollywood. He has received an Emmy for his work as "Eeyore" in Disney's Winnie the Pooh. He has also received recognition for his voices as Optimus Prime (Transformers), and The Predator (film). Mr. Cullen currently narrates Places of Mystery for the Travel Channel, and previews for NBC (Providence, Alice in Wonderland, Mysterious Ways). His latest movie trailer is The Perfect Storm. Mr. Cullen also serves on the National Advisory Council for the Autry Museum of Western Heritage in Southern California. In September of 1996 he became one of our directors and still serves as a director.

     None of the directors of the Company serves as a director for any other reporting company.
     There  are  no  other  significant  employees.
     Ms  Braun  is  the  daughter  of  Deborah  Duffy.
     In the past five years no officer, director or major shareholder has been involved with
         . Any bankruptcy filed by or against any business which the person was a general partner or officer.
         . Any criminal conviction or proceeding or subject to a pending criminal proceeding;
         .    Any  order,  judgment  or  decree,  not  subsequently  reversed,
suspended or vacated, of     any court of competent jurisdiction, permanently or
temporarily  enjoining,  barring,     suspending  or  otherwise  limiting  his
involvement in any type of business, securities or banking activities; or A finding that the person has violated a federal or state securities or commodities law.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
     The following table sets forth certain information as of March 15, 2000 with regard to the beneficial ownership of the common stock by (i) each person known to us to be the beneficial owner of 5% or more of our outstanding shares; (ii) by the officers and directors individually and (iii) by the officers and directors as a group.
Security  ownership  of  management.

 Title  of  Class  Name and Address of Beneficial Owner   Amount Owned   Percent
-------

     Common        Deborah  Duffy    President,  CEO      696,900         60.6
                   4415  Ponca  Avenue
                   Toluca  Lake,  CA  91602

     Common        Peter  C.  Cullen   Director           232,450         20.2
                   10421  Woodbridge  Street
                   Toluca  Lake,  CA  91602

     Common        Rachel  Braun     Secretary              7,000        0.006
                   320  N.  Florence
                   Burbank,  CA  91505


     ALL  OFFICERS  AND  DIRECTORS  AS  A  GROUP          936,350        81.4%

                            DESCRIPTION OF SECURITIES
     Each  increment  offered  consist  of  125  shares  of  common  stock.
     We are authorized for 10,000,000 shares of common stock, $0.001 par value. As of 3/20/00 1,149,850 shares were issued and outstanding.
     Each share of common stock will be entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners at meetings of the stockholders.
     The  holders  of  common  stock
          will have equal rights, based on the number of shares owned, to dividends from funds legally available when, as and if declared by our Board of Directors;
          will be entitled to share in all the assets, based on the number of shares owned, of our company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the company; and
          will  not  be  subject  to  preemptive  or  redemption  provisions
     All shares of common stock which are the subject of this offering, when issued, will be fully paid and non-assessable, with no personal liability to their ownership.
     Our holders of shares of common stock do not have cumulative voting rights. At the completion of this offering, if all shares are sold, affiliates, officers and/or directors of our Company will own approximately 67% of the outstanding common stock.

                                 TRANSFER AGENT
     Our transfer agent is Securities Transfer Corporation, a Texas corporation, 2591 Dallas Pkwy #102, Frisco, TX 75034. Tel: 469 633-0100. Fax: 469 63-0088




                      INTEREST OF NAMED EXPERTS AND COUNSEL
     Auditor for the Company is Gerald R. Perlstein, CPA who owns no shares in the Company



      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES
     Our Bylaws provide that we will fully indemnify our officers as authorized or permitted under Vermont law. We have been advised that in the opinion of the Commission, indemnification for liabilities under the Securities Act which may be permitted to directors, officers and controlling persons of The Vermont Witch Hazel Company is against public policy and is unenforceable. In the event that a claim for indemnification against liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, we will ask a court of appropriate jurisdiction to decide if indemnification is against public policy as expressed in the Securities Act and we will be governed by their decision.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS
     There have been no transactions during the last two years, nor are there any proposed transactions, to which we were or will be a party.

                             DESCRIPTION OF BUSINESS
BUSINESS  DEVELOPMENT.
     The Vermont Witch Hazel Company was incorporated on August 3, 1994 in the State of Vermont. In 1995 we sold a portion of our authorized shares through a private offering. The proceeds from the offering were used to expand the lines of products and cover overhead while we were growing. In September 1995 a chain of natural food stores, began purchasing a limited number of our products. Our gross sales quickly increased from less than $10,000 for the first fiscal year to slightly more than $200,000 for fiscal year ending July 31, 1997. In May of 1999 the relationship with the natural food store chain ended, and the result has been a dramatic decrease in gross sales for fiscal year ending July 31, 1999. Our first three periods of fiscal year 1999/2000 are considerably less than those of the same periods of the previous year.
     Four  of  our  products  are currently being tested for customer appeal and
sales  in  ten  Longs  Drugs  Stores  throughout  California.    Corporate
headquarters reviews test products every six months to determine whether or not they should be placed in all 400 stores of their chain. In order for our products to be purchased by corporate headquarters we would have to satisfy their minimum sales requirements. Their requirements are continuous sales of two items of each product per day for six months. We will not meet these sales figures without a minimal amount of advertising.
     The  four  products  on  the  shelves of the test stores at Longs are Witch
Hazel & Aloe Face Pads, Witch Hazel & Aloe Towelettes, Citrus Shave Foam and Citrus Shave Refill. We chose these products because, they have been our best selling items for the last four years. Since the minimum time frame for proving our sales figures is six months, and we won't begin to make those sales until we have begun advertising, we could not expect a commitment from Longs before the spring review in 2001. The company does not produce enough revenue at this time to pay for the advertising. A portion of the proceeds from the offering will be  used  to  cover  the  cost  of  advertising  for  Longs  Drugs.
     We have expanded our natural skin care line from six products in 1995 to eleven as of the date of this prospectus. They include four bar soaps - Citrus, Citrus Loofah, Lavender and Lavender Loofah; 8 oz bottle of liquid Citrus Castile Soap; Witch Hazel & Aloe Face Pads - 60 per jar; Witch Hazel & Aloe Towelettes - 20 per box; 8 oz Toner; Witch Hazel Protective Gel (proprietary formula) in 2 sizes - 2 oz and 8 oz; Witch Hazel & Aloe Skin & Beauty Gel
(proprietary formula) in 2 sizes - 2 oz and 8 oz; 16 oz bottle of Personal Cleansing Gel (proprietary formula); a 3.2 oz non-aerosol, refillable Citrus Shave Foam (proprietary formula); and 8 oz bottle of Citrus Shave Refill (proprietary formula).
     The base ingredient in all our products, both skin care (human) and pet care, is pharmaceutical grade witch hazel. Our formulas also include other natural components such as aloe vera, grape seed oil vegetable glycerin, palm oil, olive oil, and natural essence oils.
     In April of 1999 we added a natural pet care line of four products. The pet products include Skin & Ear Pads (50 per jar), Skin & Coat Gel for itching (16 oz), Veterinary Witch Hazel as a non-drying shampoo alternative (16 oz), and a first aid gel solution, Veterinary Protective Gel. These products are under consideration by F. W. Young, manufacturers of Absorbine Jr., and other equine products, to become part of their distribution and marketing campaign. If they accept our pet line, F. W. Young will purchase the products directly from us at a cost of 30% below wholesale cost. They will advertise and market our products in print ads and on their web site.

BUSINESS  OF  ISSUER.
     The Vermont Witch Hazel Company manufactures and distributes a line of all natural witch hazel-based (human) skin care and all natural veterinary witch hazel-based pet care products. Our Cleanser/Toner is pure, pharmaceutical grade (manufactured to FDA standards) Witch Hazel. We use this Witch Hazel as the base for all our products which include a unique, one-of-a-kind Witch Hazel Protective Gel (proprietary) used to help reduce the appearance of acne, blemishes, cold sores, etc. and help protect cuts and bites by laying down a water soluble barrier; an All Purpose Skin & Beauty Gel (proprietary) that gently removes make-up, soothes itching of insect bites, cleanses, and soothes itching and burning of hemorrhoids; 4 hand made moisturizing soaps - Citrus, Lavender, Lavender Loofah and Citrus Loofah; Witch Hazel & Aloe Face Pads to soothe tired eyes, remove make-up, tone skin; Witch Hazel & Aloe Towelettes to cleanse skin, cool and soothe; 3-in-1 Shave Foam and Refill (proprietary), shave foam, moisturizer and after shave combined in a non-aerosol, refillable canister and refill for the canister.
     We send every product we manufacture to an independent accredited laboratory where it is tested for biological contamination Tests are conducted during and after manufacturing to be sure the ingredients, fillers, vats and end product have not come into contact with any biological contamination that could degrade the final product. No products are released for sale until we have received passing results on every test. In 1997 a batch of our cleansing gel did not pass and the products were promptly discarded and remade.
     Because we make no medical claims, our products are considered cosmetics and do not require FDA approval or further governmental testing. As long as we do not make any medical claims we are not required to test our products for government approval. Our labels only claim to soothe, relieve or cleanse, and do not claim to cure any condition.
     Although we distribute most of the products ourselves, we also use an independent all natural distributor, Ginseng Co., to distribute our skin care line throughout the Southwest to both chain and independent health food stores. We have no contract with Ginseng, but they have been distributing our products for five years. If we become dissatisfied with their services at any time, we may  hire  a  new  distributor  with  no  penalty  to  our  company.
     Our pet brand name is "TESTED ON HUMANS." We chose the brand name for two reasons:
     All four of the products were derived from formulas initially manufactured for our (human) skin care  line.
     Most natural products are not tested on animals and declare that fact in bold letters on their labels.
We also make the same claim on our labels. We thought it was an interesting turn of phrase and the reaction to the name has been very positive.

     The pet products are Veterinary Witch Hazel, a natural fly spray and coat cleanser; Veterinary Skin & Coat Gel (proprietary), to soothe and relieve itching from insect bites and flea allergies; Veterinary Protective Gel (proprietary), for minor first-aid; and Veterinary Skin & Ear Pads, large soft pads to cleanse and soothe ears and deep wrinkles.
     Our president, Deborah Duffy, has been in charge of research and development since the company was incorporated. She does not have a degree in Chemistry. Ms. Duffy first tested the products on herself and then put them in the company store for customer comments. The total cost of research and development has consistently remained under 2% of our gross revenues for the past three fiscal years.
     Customers were asked to rate each product's efficiency, consistency, and eye appeal. Only the products that had "good" or "excellent" ratings in every category were chosen to become a permanent part of the line.
     We have incurred no cost or suffered any ill effects from federal, state or local environmental laws because we contract the manufacturing of all our products to other, larger companies who specialize in manufacturing and are in full compliance with all governmental regulations.
     In order to cover our total expenses every month we must sell $10,000 every month of products currently stored in our warehouses. To sell $10,000 at wholesale prices would take twice as many sales as we would need on the Internet where we sell our products retail. This is why our first priority is our web sites. We are currently selling about $2000 to $3,000 through the Internet with absolutely no advertising of any kind. Customers have to ask for witch hazel on a search engine to find us. With a minimal amount of advertising of our web site we feel we will be able to reach our goal of $10,000 per month. We will continue to promote our web sites after we have reached the sales needed to cover our expenses.
     The major costs involved in promoting the web sites are purchasing the email and direct mailing lists from companies who specialize in names and addresses of customers who are actually looking to buy natural products. These lists average about $2500 per 10,000 names. Our goal is to purchase 100,000 names to begin the campaign, but we can improve our sales with just one list if we only receive nominal proceeds from the offering. The average return rate (customers actually visiting the sites and making a purchase) on email is between  5  and  10%.  Average  return  on  direct  mail  is  1%.
     It is also imperative we make ourselves known to the general public. To do this we intend to promote distribution of our products in selected retail stores and chains. A large chain like Longs Drugs (400 stores) could provide us with gross annual sales in excess of $500,000 if they only sell four of our products. The key to growing our sales in mass market is to change our labels and advertise  the  benefits  of  our  products  and  the  places  in which they are available for purchase. Advertising and changing our labels are completely dependent on available funds but are an integral part of our marketing plan to become profitable.
     Our independent auditor has expressed doubt as to whether we will be able to stay in business at our current rate of non-profitability. The marketing plan outlined above and in Item 4, Use of Proceeds to advertise our web sites and sell directly to the public will be a major factor in turning our company into a profitable business. We make a much larger profit selling directly to customers and the cost of maintaining the web sites is under $100 per month per site.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                                PLAN OF OPERATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.
     In September of 1996 we opened a general store in Windsor, Vermont. The store was used to debut new products and obtain customers' reaction to those products. It was located in a building we owned and we did not pay rent. The income did not cover expenses. We maintained the store for three years, but it was never profitable and it was closed in May of 1999.
     In October of 1995 a west coast chain of natural food stores agreed to carry our Witch Hazel & Aloe Face Pads and test two more of our products, Witch Hazel & Aloe Towelettes and Citrus Shave Foam, for customer response. The income from this chain was the main source of our revenue for three years. We opened the store during the period we contracted with this chain and our gross expenses rose higher than we had expected. Even with the income from the new chain, which amounted to over $200,000, our net expenses greatly exceeded our net revenues. Our fiscal year begins August 1 and ends July 31. Net loss for fiscal year 1997/1998 was $116,171, and we were forced to sell shares of common stock in order to remain viable. In May of 1999, at the same time operations were shut down on our store, our relationship was terminated with the national health food chain. The loss in revenues in fiscal year 1998/1999 from the closure of the store and the loss of the health food chain resulted in our gross sales dropping to $155,000. Net losses for that fiscal year were $165,047. We were forced to sell more stock in order to survive. The majority of shares were sold to Deborah Duffy, our President and CEO, and Peter C. Cullen, one of our directors.
     Our customers from the health food chain who were no longer able to purchase our products, wrote, emailed and called us looking for other retailers who carried our lines. These customers formed the beginning of our data base which now exceeds 4,000 names and addresses. We will use this data base of known purchasers for our new direct mail catalogs and our opt-in email campaign. We have been reasonably successful in bringing these data base customers into the Longs Drugs test stores via e-mail and a limited amount of direct mail. Proceeds from the public offering will be used to finance a much broader e-mail and direct mail campaign incorporating additional mailing lists we intend to purchase from sources specializing in those lists.
     Longs Drugs has requested a change in our labels if they are to carry us chain-wide. The current labels were designed for natural stores and web site/Internet sales. We are offering 250,000 shares of our stock in this public offering to raise the funds to complete the labels and the new inventory. If we successfully sell the entire offering, manufacture the new labels and inventory and we are picked up by Longs Drugs for all 400 stores, there is still no guarantee the products will sell to customers and we will receive a follow up order.
     The most difficult aspect of mass market is finding a chain that is willing to take a new product from a new company with a very small advertising budget. The second most difficult aspect of mass market is selling through to their customers. Once we have been successful in one chain (Longs) it is reasonable, but not assured, that other chains will follow suit. We intend to send our customers discount coupons to be redeemed at Longs Drugs for our products. It is an inexpensive but effective way of generating sales.
     We will be very circumspect in the choice of chains we will apply to have our products placed. Many chains charge "slotting fees." Slotting fees are a charge to the manufacturer for the right to rent shelf space in their store. The average slotting fee is $2500 for each size of each product (SKU). If we do not meet the minimum sales for that chain in a reasonable amount of time, they will pull the product off the shelf, return it to us at our expense, and keep the slotting fee. Some chains do not pay on time and many actually take up to 120 days to pay a 30 day invoice. There are also instances of chains taking random deductions from invoices. We are very aware of problems in these areas and will act accordingly.
INTERIM  PERIODS.
     Current  fiscal  year  end  is  July 31, 2000.  Gross sales for the period of August 1, 1999 through the date of this prospectus are far less than for the comparable interim period of the preceding year. This is mostly attributable to losing our contract with the natural health food chain. During this interim period we have reduced our overhead by closing the store, selling the building and reducing our number of full time employees.
     Our current monthly overhead is approximately $10,000. Income from Internet sales averages $2,000 to $2,500. Income from wholesale sales varies between $2,000 and $3,000 per month. Our monthly deficit can be $4,000 to $6,000 per month depending on sales.
     Time frames for manufacturing new inventory and labels is approximately six weeks from date of purchase order. It is far more cost effective to order 50,000 of each label than it is to order 10,000 of each, but the amount ordered will be completely dependent on the proceeds received from the public offering. Our catalogs are ready to be printed and can be completed in one week. Labeling and mailing would require one to two additional weeks. Our email campaign is ready, and can be implemented in one week. Our print ads are ready to be sent out. How soon they would actually appear would depend on the magazine(s) we choose and the lead time they require before publication date.
     We will not place purchase orders for anything unless or until we have raised sufficient capital through our public offering. A minimum of $5,000 to begin the email campaign and a minimum of $7,000, which includes the cost of printing the catalogs would be required to implement a direct mail campaign,.
     If our offering is not successful and we do not raise the proceeds to implement any of our marketing strategies, we will have to rely on loans from our current shareholders. Based on our current sales and financial condition, we would require additional capital within the next 12 months.

                             DESCRIPTION OF PROPERTY
     We currently own no real property. We lease offices at 4415 Ponca Avenue, Toluca Lake, CA, warehouse space at 1819 Dana Street in Glendale, CA, and warehouse space at 3935 Heritage Oak Court, Simi Valley, CA. Office lease is $500 per month. Warehouse rent in Glendale is $500 per month. Simi rent is $5.00 per pallet which currently amounts to about $350 per month. We have no investments in real estate mortgages or securities.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
     We are currently studying the possibilities of entering into a relationship to manufacture and distribute a line of fashion accessories which convert business clothes to evening wear. The line was designed by our President, Deborah Duffy. The Vermont Witch Hazel Company would be the controlling partner with a 51% interest. Our prospective partner is a general partner in a garment manufacturing company in Italy and will oversee production and sales and advance any funds necessary for production of the first order(s). We have received an order for 10,000 pair of anklets at a price of $1.00 per pair to be delivered November 1, 2000. At the writing of this prospectus we are awaiting quotes from China, Italy and Jamaica to see if we can manufacture this order at a cost that will be profitable to the proposed partnership.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
     Under our Articles of Incorporation we are authorized for 10,000,000 shares. One million one hundred forty nine thousand eight hundred and fifty (1,149,850) of those shares have been issued and are not part of this public offering. Under Rule 144, 327,500 shares were issued less than one year ago and are restricted from sale. The remainder, 822,300, may become freely trading, but are not freely traded now.

     We currently have 31 shareholders of record of our common stock. Of those shareholders, four have received stock for services rendered which included public relations , sample making, professional consulting regarding this offering, and booking national sales representatives. Four shareholders, including our president, Deborah Duffy, have received stock from converted loans made to us during the past three years. Since our company's inception we have never declared a cash dividend on any of our common equity stock. We have never been a profitable company to date. We would only consider issuing dividends, if and when we became profitable. Our first priority is to re-invest in our corporation, focus on expansion and continue to successfully market our products. Even if we are profitable, we intent to meet all of these objectives before we consider issuing any dividends. There is currently no public market for our stock.


                             EXECUTIVE COMPENSATION
             We  have  only one employee, Deborah Duffy, President and CEO.  Ms.
Duffy  receives  $1040.00  every  two  weeks.   Ms.  Duffy  holds  no options or
warrants  for  future  shares.

          SUMMARY  COMPENSATION  TABLE

                   Annual   Compensation     Awards       Payouts
                   (a)      (b)              (c)          (e)
Deborah  Duffy     1997     $31,000          none          none
(President)        1998     $21,667          none          none
                   1999     $27,040          none          none

Our directors are not, nor have they ever been, compensated for their duties as directors.


                              FINANCIAL STATEMENTS
     Please see attached audited financial statements for fiscal years ending 1999 and 1999 and interim period ending April 30, 2000

                         THE VERMONT WITCH HAZEL COMPANY


                              FINANCIAL STATEMENTS

                    FOR THE NINE MONTHS ENDED APRIL 30, 2000
                                   (UNAUDITED)


INDEPENDENT  AUDITORS  REPORT                                              F-1A


Financial  Statements:
----------------------

Balance  Sheet                                                              F-1

Statement  of  Operations                                                   F-2

Statement  of  Cash  Flow                                                   F-3

Notes  to  Financial  Statements                                        F-4-F-7

                               GERALD R. PERLSTEIN

                           CERTIFIED PUBLIC ACCOUNTANT

                      1260 S. BEVERLY GLEN BLVD., SUITE 106

                              LOS ANGELES, CA 90024

                            TELEPHONE (310) 275-4650

                           INDEPNDENT AUDITORS' REPORT
                           ---------------------------

Board  Of  Directors
THE  VERMONT  WITCH  HAZEL  COMPANY
Toluca  lake,  California

I have audited the accompanying balance sheets of THE VERMONT WITCH HAZEL COMPANY as of January 31, 2000, July 31, 1999 and 1998 and the related statements of operations, stockholders' equity (deficit), and cash flows for the six months ended January 31 2000 and for the years ended July 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of THE VERMONT WITCH HAZEL COMPANY as of January 31, 2000, July 31, 1999 and 1998 and the results of its operations, stockholders' equity (deficit) and cash flows for the six months ended January 31, 2000 and for the years ended July 31, 1999 and 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has experienced operating losses over the past five and one-half year (since inception), resulting in a deficit equity position. The company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/S____________________
Gerald  R.  Perstein
Los  Angeles,  California
March  16,  2000


                                           THE  VERMONT  WITCH  HAZEL  COMPANY

                                                      BALANCE  SHEET
                                                      APRIL 30, 2000
                                                       (UNAUDITED)


                                                         ASSETS
                                                         ------
Current Assets:
   Cash                                                                                                     1,862
   Accounts receivable                                                                                      1,489
   Inventory                                                                                              116,206
                                                                                                       ----------
   Total current assets                                                                                   119,557

Fixed Assets:
   Furniture and equipment                                                                                  6,141
   Less:  accumulated depreciation                                                                          6,141
                                                                                                       ----------
                                                                                                                0

      TOTAL ASSETS                                                                                      $ 119,557
                                                                                                        =========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                    ------------------------------------------------

Current Liabilities:
   Accounts payable                                                                                         9,208
   Accrued liabilities                                                                                        526
   Note payable                                                                                             2,500
                                                                                                       ----------
   Total current liabilities                                                                               12,234

Commitments and Contingencies:

Stockholders' Equity (Deficit)
   Preferred stock - no par value
      Authorized 100,000 shares
      Issued and outstanding - none
   Common stock - no par value
      Authorized 10,000,000 shares
      Issued and outstanding - 1,149,850 shares                                                           584,292

Retained deficit                                                                                        (476,969)
                                                                                                       ----------

Total Stockholders' Equity (Deficit)                                                                      107,323
                                                                                                        - -------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                        $ 119,557

                       The accompanying notes are an integral part of these statements.






                                            THE VERMONT WITCH HAZEL COMPANY


                                                STATEMENT OF OPERATIONS

                                       FOR THE NINE MONTHS ENDED APRIL 30, 2000
                                                    (UNAUDITED)





Sales                                                                                                     24,100


Cost of sales                                                                                             21,418
                                                                                                       ----------


Gross profit                                                                                               2,682


Rental income                                                                                              8,390


Loss on sale of land and building                                                                         (1,460)


Selling, general and administrative expenses                                                            (173,050)
                                                                                                       ----------


Net loss                                                                                               $(163,438)


Weighted average number of common shares outstanding:                                                  $ 994,725



Net loss per common share                                                                              $   (0.16)


     The  accompanying  notes  are  an  integral  part  of  these  statements.




                                 THE VERMONT WITCH HAZEL COMPANY


                                     STATEMENT OF CASH FLOWS

                            FOR THE NINE MONTHS ENDED APRIL 30, 2000
                                           (UNAUDITED)





CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss for the period                                                                              (163,438)

   Adjustments to reconcile net loss to net cash used by operating activities:

   Depreciation                                                                                            2,392
   Issuance of stock for services                                                                         68,000
   (Increase)/Decrease in accounts receivable                                                               (411)
   (Increase)/Decrease in inventory                                                                       11,178
   Increase/(Decrease) in accounts payable                                                               (27,154)
   Increase/(Decrease) in accrued liabilities                                                             (2,112)
                                                                                                        ---------

NET CASH USED IN OPERATING ACTIVITIES                                                                     111,545
                                                                                                        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Sale of fixed assets, net                                                                              84,438
                                                                                                        ---------

NET CASH USED IN INVESTING ACTIVITIES                                                                      84,438
                                                                                                        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock                                                                 96,250
   Proceeds from borrowings                                                                                2,900
   Reduction of mortgage principal                                                                       (73,706)
                                                                                                        ---------
   Net cash provided by financing activities                                                              25,444
                                                                                                        ---------

NET INCREASE IN CASH                                                                                        1,663

CASH BALANCE, BEGINNING OF PERIOD                                                                             199
                                                                                                        ---------

CASH BALANCE, END OF PERIOD                                                                            $    1,862


                         THE VERMONT WITCH HAZEL COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                    FOR THE NINE MONTHS ENDED APRIL 30, 2000
                                   (UNAUDITED)

1.     NATURE  OF  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT ACCOUNTING PRINCIPLES
       -------------------------------------------------------------------------

     A.     Organization  and  Business:
            ---------------------------

The Vermont Witch Hazel Company (VWHC or the "Company") creates and markets skin care and pet care products. The Company manufactures and distributes a line of witch hazel based natural, hypoallergenic soaps, cleansers and other skin aids for people who prefer natural and environmentally friendly products. The Company presently maintains two Internet web sites to advertise and market its products.

VWHC was incorporated in the State of Vermont on August 3, 1994 as Witch Hazel Company. On October 4, 1994 it was renamed Vermont Witch Hazel Co. and on September 16, 1996 it was renamed The Vermont Witch Hazel Company. On November 1, 1994 the Company registered to conduct business in the State of California.

     B.     Property  and  Equipment:
            ------------------------

Property and equipment are stated at cost. The assets are depreciated using the straight-line method over their estimated useful lives of forty years for non-residential real property, ten years for property improvements and five years for furniture and equipment. It is the policy of the company to capitalize significant improvements and to expense repairs and maintenance.

Depreciation  expense  for  the  nine  months  ended  April  30,  2000  were:

     Building     $982
     Improvements     642
     Furniture  and  equipment     768
                                   ---
     Total     $2,392

     C.     Loss  Per  Share:
            ----------------

Loss per share of common stock is computed using the weighted number of common shares outstanding during the periods shown. Common stock equivalents are not included in the determination of the weighted average number of shares outstanding, as they would be antidilutive.


                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                    FOR THE NINE MONTHS ENDED APRIL 30, 2000
                                   (UNAUDITED)

     D.     Recently  Issued  Accounting  Pronouncements:
            --------------------------------------------

In 1997, the Financial Accounting Standards Board (FASB) issued Statements No. 130, Reporting Comprehensive Income and No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company's adoption of these statements had no material impact on the accompanying financial statements.

     E.     Impairments  of  Long  Lived  Assets
            ------------------------------------

The Company evaluates its long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. If such evaluations indicate the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets; the assets are adjusted to their fair values. No adjustment to the carrying values of the assets has been made.

     F.     Statement  of  Cash  Flows
            --------------------------

     Supplemental  disclosure  of  cash  flow  information  is  as  follows:

     Conversion  of  debt  to  equity:     $156,242

          Cash  paid  during  the  periods  for:

     Interest     0
     Income  taxes     0

     G.     Use  of  Estimates:
            ------------------

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect reported amounts of assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from estimates and assumptions made.

     H.     Inventory:
            ---------

Inventory  is  stated  at  lower of cost (first-in, first-out method) or market.



                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                    FOR THE NINE MONTHS ENDED APRIL 30, 2000
                                   (UNAUDITED)

     I.     Revenue  Recognition:
            --------------------

The Company recognizes revenue from the sale of its products at the date of sale.


2.     CONVERTIBLE  NOTES  PAYABLE
       ---------------------------

During March and April 2000, the holders of all the convertible notes payable exercised their option to convert at the exercised price of $1.00 per share. This resulted in the issuance of 128,000 shares of common stock.

The convertible notes payable were issued by the Company from November 1996 through October 1999. The initial conversion rate was $2.00. The conversion rate was amended to $1.00 in September 1999 to coincide with the offering of additional common stock for sale at that price. The holders of the notes waived any accrued interest due to the reduction in the conversion rate.

3.     CAPITAL  STRUCTURE
       ------------------

Upon incorporation the Company was authorized to issue 100 shares of common stock. On July 24, 1995 the corporation amended its Articles of Incorporation to authorize the issuance of two classes of stock, common and preferred. The authorized common stock was increased to 1,000,000 shares, and the authorized preferred stock is 100,000 shares. Each type retains no par value.

On November 8, 1999 the Board of Directors agreed to increase the total number of the Company's authorized common shares to 10,000,000 shares. On February 20, 2000 the Articles of Incorporation were amended to reflect this increase.

4.     INCOME  TAXES
       -------------

Income taxes are provided pursuant to SFAS NO. 109 Accounting for Income Taxes. The statement requires the use of an asset and liability approach for financial reporting for income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. No tax benefit of the Company's net operating loss carryforward has been recorded as it is more likely than not that the carryforward will expire unused. Accordingly, the tax benefit of the loss carryforward has been offset by a valuation allowance of the same amount. Thus, the Company has not recorded an asset or liability in accordance with SFAS No. 109.

The Company has approximately $477,000 of loss carryforwards available to reduce future tax liability through the year 2019.
                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                    FOR THE NINE MONTHS ENDED APRIL 30, 2000
                                   (UNAUDITED)


5.     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
       ---------------------------------------

The Company has used market information for similar instruments and applied judgment to estimate fair value of financial instruments. At April 30, 2000, the fair value of cash, accounts receivable, notes payable and accounts payable approximated carrying values because of the short-term nature of these instruments.

6.     ACQUISITION  AND  SALE  OF  LAND  AND  BUILDING
       -----------------------------------------------

In November 1997, the majority stockholder sold a small commercial building in Windsor, Vermont to the Company for $5,000 in cash and the assumption of the existing mortgage of approximately $79,000. VWHC opened a company store in a portion of that building. On January 28, 2000 the Company sold the structure for approximately $92,000. Upon reflection of closing expenses and the cost basis of the structure the Company incurred a loss on the sale of approximately $1,460.

7.     COMMITMENTS  AND  CONTINGENCIES
       -------------------------------

     A.     Leases:
            ------

The Company presently leases its main office facilities from its majority stockholder on a month to month basis, at a cost of $500 per month. The Company presently leases its warehouse facilities on a month to month basis, at a cost of $500 per month. There is no determinable future costs, except on a month to month basis.

Rent  expense  for  the  nine  months  ended  April  30,  2000  was  $11,025.

The  Company  is  not  presently  involved  in  any  litigation.


8.     SUBSEQUENT  EVENTS
       ------------------

     A.     Proposed  sale  to  the  Public:
            -------------------------------

The Company has proposed to file a Form SB-2 with the Securities and Exchange Commission so as to register the proposed sale of the Company's common stock to the public. The Company proposes to sell 250,000 shares of its common stock at $2.00 per share. If the proceeds from the offering are not sufficient to continue the business, the Company proposes to borrow funds from current shareholders.


                         THE VERMONT WITCH HAZEL COMPANY


                              FINANCIAL STATEMENTS

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999, AND 1998



Independent  Auditor's  Report                                             F-9

Financial  Statements:

Balance  Sheets                                                        F-10-11

Statements  of  Operations                                                F-12

Statement  of  Stockholders'  Equity  (Deficit)                           F-13

Statements  of  Cash  Flows                                               F-14

Notes  to  Financial  Statements                                       F-15-20




                         THE VERMONT WITCH HAZEL COMPANY


                                 BALANCE SHEETS
                                    ASSETS
                                ---------------

                                                  JANUARY     JULY       JULY
                                                 31, 2000   31, 1999   31, 1998
                                                ---------  ---------  ---------
Current Assets:
Cash                                            $   5,209  $     199  $   4,165
Accounts receivable                                 1,833      1,078        496
Prepaid expenses                                        0          0     15,740
Inventory                                         116,253    127,384    148,623
                                                ---------  ---------  ---------
Total current assets                              123,295    128,661    169,024


Fixed Assets:                                           0     96,447     96,447
Land and building                                   6,141      6,141      6,141
                                                ---------  ---------  ---------
Furniture and equipment                             6,141    102,588    102,588
                                                    5,987     15,758     11,282
                                                ---------  ---------  ---------
Less:  accumulated depreciation                       154     86,830     91,306

                                                $ 123,449  $ 215,491  $ 260,330
TOTAL ASSETS


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------

Current Liabilities:
Accounts payable                                   13,954     36,362     20,947
Accrued liabilities                                28,613     27,553     21,857
Convertible notes payable                         128,000    125,600     90,000
Mortgage payable, short term                            0      1,380      1,380
                                                ---------  ---------  ---------
Total current liabilities                         170,567    190,895    134,184
Mortgage payable, long term                             0     72,326     73,829
                                                ---------  ---------  ---------
Total Liabilities                                 170,567    263,221    208,013

Commitments and Contingencies:

Stockholders' Equity (Deficit)
Preferred stock - no par value
Authorized 1,000,000 shares
Issued and outstanding - none
Common stock - no par value
Authorized 10,000,000 shares
Issued and outstanding - 927,850 shares
in 2000, 839,600 shares in 1999, and
818,500 shares in 1998                            354,050    265,800    200,800





                             VERMONT WITCH HAZEL COMPANY

                              BALANCE SHEETS CONTINUED


                                              JANUARY       JULY        JULY
                                              31, 2000    31, 1999    31, 1998
                                             ----------  ----------  ----------
Retained deficit                              (401,168)   (313,530)   (148,483)
                                             ----------  ----------  ----------
Total Stockholders' Equity (Deficit)           (47,118)    (47,730)     52,317
                                             ----------  ----------  ----------

                                             $ 123,449   $ 215,491   $ 260,330
                                             =========   =========   ==========
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY


            The accompanying notes are an integral part of these statements.




                         THE VERMONT WITCH HAZEL COMPANY


                            STATEMENTS OF OPERATIONS

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998








                                               JANUARY       JULY        JULY
                                               31, 2000    31, 1999    31, 1998
                                              ----------  ----------  ----------
Sales                                         $  16,842   $ 155,425   $ 300,635

Cost of sales                                    10,466      97,832     241,228
                                              ----------  ----------  ----------

Gross profit                                      6,376      57,593      59,407

Rent and other income                             8,390       9,013      10,750

Loss on sale of land and building                (1,460)

Selling, general and administrative expenses   (100,944)   (231,653)   (186,328)
                                              ----------  ----------  ----------

                                              $ (87,638)  $(165,047)  $(116,171)
Net loss

Weighted average number of common shares
  outstanding:                                  883,725     829,050     814,700
                                              ----------  ----------  ----------

Net Loss Per Share                            $   (0.10)  $   (0.14)

                                              $   (0.20)






                         THE VERMONT WITCH HAZEL COMPANY


                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998





                                                                  TOTAL
                             COMMON STOCK     ACCUMULATED     STOCKHOLDERS'
                             SHARES AMOUNT      DEFICIT     EQUITY (DEFICIT)
                            ---------------  -------------  -----------------
Balance July 31, 1997
(unaudited)                810,900 $180,800  $  (32,312)    $   148,488

Issuance of common shares
    for cash                    7,60020,000                           20,000

Net loss for period                             (116,171)           (116,171)
                                             -------------  -----------------

Balance July 31, 1998        818,500200,800      (148,483)            52,317

Issuance of common shares
for cash                       21,10065,000                           65,000

Net loss for period                              (165,047)          (165,047)
                                             -------------  -----------------

Balance July 31, 1999        839,600265,800      (313,530)           (47,730)

Issuance of common shares
for cash                       61,25061,250                           61,250

Issuance of common shares
for services                   27,00027,000                           27,000

Net loss for period                               (87,638)           (87,638)
                                             -------------  -----------------

Balance January 31, 2000    927,850$354,050  $   (401,168)  $        (47,118)
                            =================================================



                          THE VERMONT WITCH HAZEL COMPANY

                              STATEMENTS OF CASH FLOW
                   FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                    FOR THE YEARS ENDED JULY 31, 1999 AND 1998


                                                 JANUARY       JULY        JULY
                                                 31, 2000    31, 1999    31, 1998
                                                ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:

 Net loss for the periods                       $ (87,638)  $(165,047)  $(116,171)

 Adjustments to reconcile net loss to net cash used by operating activities:

 Depreciation                                       2,238       4,476       4,476
 Issuance of stock for services                    27,000           0           0
 (Increase)/Decrease in accounts receivable          (755)       (582)     17,491
 (Increase)/Decrease in prepaid expenses                0      15,740      (1,021)
 (Increase)/Decrease in inventory                  11,131      21,239      45,940
 (Increase)/Decrease in other assets                    0           0       6,465
 Increase/(Decrease) in accounts payable          (22,408)     15,415     (48,917)
 Increase/(Decrease) in accrued liabilities         1,060       5,696      15,989
                                                ----------  ----------  ----------

NET CASH USED IN OPERATING ACTIVITIES             (69,372)   (103,063)    (75,748)
                                                ----------  ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Sale of fixed assets, net                         84,438           0           0
                                                ----------  ----------  ----------

NET CASH USED IN INVESTING ACTIVITIES              84,438           0           0
                                                ----------  ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of common stock            61,250      65,000      20,000
 Proceeds from borrowings                           2,400      35,600      50,000
 Reduction of mortgage principal                  (73,706)     (1,503)        247
                                                ----------  ----------  ----------
 Net cash provided by financing activities        (10,056)     99,097      70,247
                                                ----------  ----------  ----------

NET INCREASE (DECREASED) IN CASH                    5,010      (3,966)     (5,501)

CASH BALANCE, BEGINNING OF PERIOD                     199       4,165       9,666
                                                ----------  ----------  ----------

CASH BALANCE END OF PERIOD                     $   5,209   $     199    $   4,165
                                               ===================================


                         THE VERMONT WITCH HAZEL COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998


1.     NATURE  OF  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT ACCOUNTING PRINCIPLES
       -------------------------------------------------------------------------

A.     Organization  and  Business:
       ---------------------------

The Vermont Witch Hazel Company (VWHC or the "Company") creates and markets skin care and pet care products. The Company manufactures and distributes a line of witch hazel based natural, hypoallergenic soaps, cleansers and other skin aids for people who prefer natural and environmentally friendly products. The Company presently maintains two Internet web sites to advertise and market its products.

VWHC was incorporated in the State of Vermont on August 3, 1994 as Witch Hazel Company. On October 4, 1994 it was renamed Vermont Witch Hazel Co. and on September 16, 1996 it was renamed The Vermont Witch Hazel Company. On November 1, 1994 the Company registered to conduct business in the State of California.


     B.     Property  and  Equipment:
            ------------------------

Property and equipment are stated at cost. The assets are depreciated using the straight-line method over their estimated useful lives of forty years for non-residential real property, ten years for property improvements and five years for furniture and equipment. It is the policy of the company to capitalize significant improvements and to expense repairs and maintenance.

Depreciation expense for the six months ended January 31, 2000 and for the years ended July 31, 1999 and 1998 were:

                                         2,000             1999        1998
                                         -----             ----        ----

               Building                 $  982           $1,964      $1,964
               Improvements                642            1,284       1,284
               Furniture  and  equipment   614            1,228       1,228
                                        ------           ------      ------
                    Total               $2,238           $4,476      $4,476

     C.     Loss  Per  Share:
            ----------------

Loss per share of common stock is computed using the weighted number of common shares outstanding during the periods shown. Common stock equivalents are not included in the determination of the weighted average number of shares outstanding, as they would be antidilutive.

                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998



     D.     Recently  Issued  Accounting  Pronouncements:
            --------------------------------------------

In 1997, the Financial Accounting Standards Board (FASB) issued Statements No. 130, Reporting Comprehensive Income and No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company's adoption of these statements had no material impact on the accompanying financial statements.


     E.     Impairments  of  Long  Lived  Assets
            ------------------------------------

The Company evaluates its long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. If such evaluations indicate the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets; the assets are adjusted to their fair values. No adjustment to the carrying values of the assets has been made.


     F.     Statement  of  Cash  Flows
            --------------------------

Supplemental  disclosure  of  cash  flow  information  is  as  follows:

          Cash  paid  during  the  periods  for:

                                        2,000          1999          1998
                                        -----          ----          ----

               Interest                    0          0             0
               Income  taxes               0          $1,600        $1,600


     G.     Use  of  Estimates:
            ------------------

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect reported amounts of assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from estimates and assumptions made.


     H.     Inventory:
            ---------

Inventory  is  stated  at  lower of cost (first-in, first-out method) or market.

                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998

     I.     Revenue  Recognition:
            --------------------

The Company recognizes revenue from the sale of its products at the date of sale.


     J.     Fiscal  Year  and  Basis  of  Operation:
            ---------------------------------------

The Company operates on a fiscal year ending July 31. The Company prepares its financial statements and Federal and State income tax returns on an accrual basis.

2.     CONVERTIBLE  NOTES  PAYABLE
       ---------------------------

The following table summarized information about convertible notes payable at January 31, 2000, July 31, 1999 and July 31, 1998:

                       MATURITY   INTEREST   SHARES IF   CONVERSION   AMOUNT OF
                        DATES      RATE      CONVERTED      RATE        NOTES
                       ------     -----      ---------      ----        -----
January  31,  2000     Demand      12%       128,000       $1.00      $128,000
July  31,  1999        Demand      12%       125,600       $1.00      $125,600
July  31,  1998        Demand      12%        90,000       $1.00     $  90,000

     See  subsequent  event  note  re:  conversion  of  notes  payable.
The convertible notes payable were issued by the Company from November 1996 through October 1999. The initial conversion rate was $2.00. The conversion rate was amended to $1.00 in September 1999 to coincide with the offering of additional common stock for sale at that price.

At January 31, 2000 and at July 31, 1999 and 1998, accrued interest on the convertible notes payable of approximately $28,242, $20,664 and $9,024, respectively, is included in the accrued liabilities on the balance sheet.

3.     CAPITAL  STRUCTURE
       ------------------

Upon incorporation the Company was authorized to issue 100 shares of common stock. On July 24, 1995 the corporation amended its Articles of Incorporation to authorize the issuance of two classes of stock, common and preferred. The authorized common stock was increased to 1,000,000 shares, and the authorized preferred stock is 100,000 shares. Each type retains no par value.

On November 8, 1999 the Board of Directors agreed to increase the total number of the Company's authorized common shares to 10,000,000 shares. On February 20, 2000 the Articles of Incorporation were amended to reflect this increase.

                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998

4.     INCOME  TAXES
       -------------

Income taxes are provided pursuant to SFAS NO. 109 Accounting for Income Taxes. The statement requires the use of an asset and liability approach for financial reporting for income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. No tax benefit of the Company's net operating loss carryforward has been recorded as it is more likely than not that the carryforward will expire unused. Accordingly, the tax benefit of the loss carryforward has been offset by a valuation allowance of the same amount. Thus, the Company has not recorded an asset or liability in accordance with SFAS No. 109.

The income tax expense incurred by the Company for the periods is attributable to the California minimum tax incurred by corporations doing business in California.

The Company has approximately $401,000 of loss carryforwards available to reduce future tax liability through the year 2019.

5.     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
       ---------------------------------------

The Company has used market information for similar instruments and applied judgment to estimate fair value of financial instruments. At January 31, 2000, July 31, 1999 and 1998, the fair value of cash, accounts receivable, notes payable and accounts payable approximated carrying values because of the short-term nature of these instruments.


6.     ACQUISITION  AND  SALE  OF  LAND  AND  BUILDING
       -----------------------------------------------

In November 1997, the majority stockholder sold a small commercial building in Windsor, Vermont to the Company for $5,000 in cash and the assumption of the existing mortgage of approximately $79,000. VWHC opened a company store in a portion of that building. On January 28, 2000 the Company sold the structure for approximately $92,000. Upon reflection of closing expenses and the cost basis of the structure the Company incurred a loss on the sale of approximately $1,460.


7.     CLOSURE  OF  RETAIL  STORES
       ---------------------------

During 1997 the Company opened two retail stores. The first was the company store in Vermont, whereas the second was a non-company owned store, owned by the two majority stockholders of the Company located in Toluca Lake, California. In January 1999 the Company took over the existing lease of the non-company owned store for the period until its expiration in May 1999 at a cost of $742 per month. Also, during 1999 the Company closed the Vermont store and rented the facilities to non-related parties. The closure of the two stores resulted in a write off of obsolete inventory (given to various charities), and a minor amount of receivables of approximately $30,546.

                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                  FOR THE SIX MONTHS ENDED JANUARY 31, 2000 AND
                   FOR THE YEARS ENDED JULY 31, 1999 AND 1998

8.     COMMITMENTS  AND  CONTINGENCIES
       -------------------------------

     A.     Leases:
            ------

The Company presently leases its main office facilities from its majority stockholder on a month to month basis, at a cost of $500 per month. The Company presently leases its warehouse facilities on a month to month basis, at a cost of $500 per month. Prior years rental expense reflect the use of larger facilities. There is no determinable future costs, except on a month to month basis.

Rent expense for the six months ended January 31, 2000 and for the years ended July 31, 1999 and 1998, was $7,730, $17,549 and $26,330, respectively.

The  Company  is  not  presently  involved  in  any  litigation.


9.     GOING  CONCERN
       --------------

The Company has experienced operating losses since inception primarily caused by its continued development and marketing costs. As shown in the accompanying financial statements, the Company incurred a net loss of $87,638 during the six months ended January 31, 2000. As of that date, the Company's current liabilities exceeded its current assets by $47,272, and its stockholders' deficit was $47,118. These factors create an uncertainty about the Company's ability to continue as a going concern. The management of the Company intend to pursue various means of obtaining additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Continuation of the Company as a going concern is dependent on the Company continuing to raise capital, develop significant revenue and ultimately attaining profitable operations.


10.     SUBSEQUENT  EVENTS
        ------------------

A.     Conversion  of  Notes  Payable:
       ------------------------------

During March and April 2000 the holders of all the convertible notes payable exercised their option to convert at the exercised price of $1.00 per share. This resulted in the issuance of 128,000 shares of common stock.


          B.     Issuance  of  Additional  Shares:
                 --------------------------------

During February and March 2000, 68,000 shares of common stock were sold, and 4,000 shares were issued for services, for $1.00 per share.


          C.     Proposed  sale  to  the  Public:
                 -------------------------------

   The Company has proposed to file a Form SB-2 with the Securities and Exchange Commission so as to register the proposed sale of the Company's common stock to the public. The Company proposes to sell 250,000 shares of its common stock at
     $2.00 per share. If the proceeds from the offering are not sufficient to continue the business, the Company proposes to borrow funds from current shareholders.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE
             None.

                 PART II- INFORMATION NOT REQUIRED IN PROSPECTUS


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
     We have no contract or arrangement that insures or indemnifies a controlling person, director or officer of the company which affects his or her liability in that capacity. Our bylaws provide for such indemnification, subject to applicable law.
If available at a reasonable cost, we may purchase and maintain liability insurance for our officers and directors in defense of any actions or lawsuits in which they may be named by reason of their positions as officers and directors.


                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
Expenses in connection with the public offering of securities by the selling shareholders related to this registration statement are as follows:

Securities  and  Exchange  commission  Filing  Fee                     $    132
Accounting  Fees  and  Expenses                                        $  5,000
Legal  Fees  and  Expenses                                             $ 45,000
Printing  and  Engraving                                               $  3,000
Fees  of  Transfer  Agent  and  Registrar                              $  2,000
Blue  Sky  Fees  and  Expenses                                         $  1,500
Miscellaneous                                                          $    500
                                                                      ---------
TOTAL                                                                   $57,132
Estimated


                     RECENT SALES OF UNREGISTERED SECURITIES
     Our initial Articles of Incorporation authorized 100 shares of common stock. At that time Deborah Duffy was the founder and only stockholder. Ten shares of common stock were issued to her as payment for the cost of incorporating. The Articles were amended in July of 1995 to increase the number of authorized shares to 1,000,000 shares of common stock and 100,000 shares of preferred stock. Ms. Duffy received 609,990 shares of common stock for services rendered between August 3, 1994 to June 30, 1995, and for all formulas, designs, logos, intellectual property and inventory which then became assets of our company.
July 15, 1995 we offered 100,000 shares of our common stock through a private offering. The offering price per share was $1.25 sold in minimum increments of 4000 shares. Six investors purchased 36,000 shares. Of these investors three were accredited, two received the shares as gifts from one of the accredited investors (their brother), and one was an experienced trader with open brokerage accounts. Each investor was required to execute a Subscription Agreement which we reviewed to determine if they were accredited and/or knowledgeable investors. The new shareholders provided enough capital to manufacture the labels and inventory necessary to fill our first contract with a national health food chain.

At a special meeting held in December of 1995, the shareholders unanimously voted to offer the existing stockholders (themselves) the right to purchase a number of shares they owned at a price of $.01 per share. The special offer expired December 31, 1995 and the amount they were allowed to purchase was no more than the amount they currently owned. All seven shareholders purchased the maximum amount of stock allowed to them with the exception of Deborah Duffy. Ms. Duffy purchased an additional 5,000 shares for herself and 5,000 shares for each of her three children.

Between January 1, 1996 and May 31, 1996 when the private offering expired, seven more investors purchased shares of our common stock at the original price of $1.25 per share. They were all accredited investors. Each prospective investor received a prospectus of the offering and a subscription agreement which outlined the risks of purchasing stock in a new, unprofitable company. They executed the subscription agreement and returned it to us before they were issued stock.

We needed to raise additional capital after the private offering had expired and issued an amended private offering on June 1, 1996 for an additional 47,500 shares of our common stock at $2.63 per share. Three people who purchased stock from the new offering were original investors. One shareholder received her shares as a gift from an original shareholder. Five new investors were accredited. One investor was sophisticated and had a stock portfolio purchased through a broker. She solicited us after using our products and visiting our store in Vermont and our licensed store in California. The total number of shares sold in this amended offering was 36,500. The offer expired June 30, 1998.

Between January 24 and March 7, 1997 we financed part of our expenses through Interest Bearing Convertible Promissory Notes. Two accredited shareholders, one of our directors (Peter Cullen) and our president (Deborah Duffy) loaned us a total of $93,000 in cash at 12% interest. Ms. Duffy loaned us $50,000, Peter Cullen loaned us $43,000 and the two accredited shareholders each loaned us $5,000. The notes gave the lenders the right to convert their notes, along with accrued interest, into shares of common stock at a price of $2.63. In September of 1999 when the shareholders voted to lower the price of our stock to $1.00 per share, they also voted to allow the holders of the Promissory Notes to convert their loans to shares at the current rate if they waived any accrued interest. The lenders agreed and all the notes were converted to common stock in March of 2000 at the price of $1.00 per share. There were no commissions involved in any of these loans.

We paid $2,000 as commissions to two persons as fees for referring investors to us. Other than the finders fees, none of the transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We have been advised that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4 (2) and Regulation D. The recipients in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sale.

Expenses attributable to the store and financing the cost of labels and inventory of our new products far exceeded our projections and we amended the private offering for a second time. The July 1, 1998 offering was for 47,500 shares of our common stock at $2.63 per share. Ms. Duffy and one of the original investors purchased chased 15,400 shares. Two shareholders received their shares as a gift from one of the original investors. Two new shareholders received their shares for services rendered. Those services included public relations, designing a new label, executing a marketing plan, hiring sales representatives, and marketing consultations.
At a special meeting of all the shareholders held in September of 1999, after the second amended had been closed, the shareholders both present and by proxy, voted to amend the offering one more time to raise capital for expenses and for a public offering. The offering was for 125,000 shares of our common stock at $1.00 per share. Five current accredited investors purchased 51,500 shares. Two relatives of one of the shareholders, both of whom were accredited, purchased an additional 7500 shares. Outstanding convertible loans were converted to stock. A consultant hired by us for registration of this public offering received 35,000 shares of stock.

Outstanding loans of $51,000 to Deborah Duffy and $67,000 to Peter Cullen were converted to stock between January 1, 2000 and May 15, 2000.






              EXHIBITS
EXHIBIT  NO.     EXHIBIT  NAME

  3.1          Articles  of  Incorporation
  3.2          By-laws
  4.2          Specimen  common  Stock  Certificate
  5.1          Opinion  of  Lance  N.  Kerr  Law  Office
 23.1          Consent  of  Gerald  R.  Perlstein, CPA, independent auditor
 23.2          Consent  of  Lance  N.  Kerr Law Office (included in Exhibit 5.1)
 27.1          Financial  Data  Schedule

                                  UNDERTAKINGS.
     THE  UNDERSIGNED  REGISTRANT  HEREBY  UNDERTAKES:
To file, during any period in which it offers or sales are being made, a post-effective amendment to the registration statement: (i) to include any prospectus required under Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events, which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution. Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission according to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.
For determining liability under the Securities Act, to treat each such post effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bon fide offering.
To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the commission, such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 403A and contained in the form of prospectus filed by the registrant according to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the commission declared it effective.


II-2
SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on the 24th day of July, 2000.


THE  VERMONT  WITCH  HAZEL  CO.
Deborah  Duffy,  President
/s/______________________

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

September  22,  2000

DEBORAH DUFFY, President and Director and Chief Financial Officer /s/______________________

RACHEL  BRAUN,  Secretary,  Director
/s/______________________

PETER  C.  CULLEN,  Director
/s/______________________